As filed with the Securities and Exchange Commission on June 16, 2022
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Infinity Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0655706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Massachusetts Avenue, Floor 4 Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Infinity Pharmaceuticals, Inc. 2019 Equity Incentive Plan, as amended
(Full Title of the Plan)

Seth A. Tasker, Esq.
Senior Vice President, Chief Business Officer[1]
Infinity Pharmaceuticals, Inc.
1100 Massachusetts Avenue, Floor 4
Cambridge, Massachusetts 02138
(Name and Address of Agent For Service)

(617) 453-1000
 (Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Cynthia T. Mazareas, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register an additional 6,500,000 shares of Common Stock of Infinity Pharmaceuticals, Inc. (the “Registrant”) issuable under the 2019 Equity Incentive Plan, as amended (the “2019 Plan”).  Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-232110, filed by the Registrant on June 14, 2019 relating to the 2019 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 16th day of June, 2022.

INFINITY PHARMACEUTICALS, INC.

By:	/s/ Lawrence E. Bloch, M.D., J.D.
Lawrence E. Bloch, M.D., J.D.
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Infinity Pharmaceuticals, Inc., hereby severally constitute and appoint Adelene Q. Perkins, Lawrence E. Bloch, M.D., J.D., and Seth A. Tasker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Infinity Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adelene Q. Perkins	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	June 16, 2022
Adelene Q. Perkins

/s/ Lawrence E. Bloch, M.D., J.D.	President (Principal Financial Officer and Principal Accounting Officer)	June 16, 2022
Lawrence E. Bloch, M.D., J.D.

/s/ Samuel Agresta, M.D.	Director	June 16, 2022
Samuel Agresta, M.D.

/s/ David Beier, J.D.	Director	June 16, 2022
David Beier, J.D.

/s/ Anthony B. Evnin, Ph.D.	Director	June 16, 2022
Anthony B. Evnin, Ph.D.

/s/ Richard Gaynor, M.D.	Director	June 16, 2022
Richard Gaynor, M.D.

/s/ Sujay R. Kango	Director	June 16, 2022
Sujay R. Kango

/s/ Brian Schwartz, M.D.	Director	June 16, 2022
Brian Schwartz, M.D.

/s/ Norman C. Selby	Director	June 16, 2022
Norman C. Selby

INDEX TO EXHIBITS

Number	Description

4.1
Restated Certificate of Incorporation of the Registrant, as amended (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2020 (File No. 000-31141) and incorporated herein by reference).

4.2
Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 17, 2009 (File No. 000-31141) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant. Filed herewith.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1). Filed Herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm to the Registrant. Filed Herewith.

24	Power of attorney (included on the signature pages of this registration statement).

99.1	2019 Equity Incentive Plan, as amended. Filed herewith.

107	Filing Fee Table